UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 29, 2008
Bell Microproducts Inc.
(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1941 Ringwood Avenue, San Jose,		95131-1721
California

(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number, including area code: 408-451-9400
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreementor
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
On September 29, 2008, Bell Microproducts Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement, dated as of September 29, 2008 (the “Amended Loan Agreement”), among the Company, certain of the Company’s US, Canadian, and Latin American subsidiaries, and Wachovia Capital Finance Corporation (Western) (“Wachovia”) in its capacity as administrative agent for the financial institutions, Wachovia, Bank of America, N.A., The CIT Group/Business Credit, Inc., and Wells Fargo Foothill, LLC (the “Lenders”), which are parties to the Amended Loan Agreement. The Amended Loan Agreement amends and restates, in its entirety, the May 14, 2001 Loan and Security Agreement, as amended, between the Company, various subsidiaries of the Company, and Wachovia and the other lenders. Among other things, the Amended Loan Agreement provides for an increase in the existing $150 million revolving line of credit to $204 million, primarily based on the value of eligible accounts receivable and inventory.
The Amended Loan Agreement also provides that the Company must pay, in full, all of the obligations and other amounts due under the Second Amended and Restated Credit and Security Agreement, dated as of May 14, 2007, as amended, by and between the Company, Bell Microproducts Funding Corporation, Variable Funding Capital Company LLC, Wachovia Bank, National Association, and General Electric Capital Corporation (the “Securitization Credit Agreement”).
The Amended Loan Agreement also extends the date in which the Company is required to provide audited consolidated financial statements. With respect to the Company’s 2006 fiscal year, the Company is required to deliver audited consolidated financial statements on or before December 31, 2008; with respect to the Company’s 2007 fiscal year, the Company is required to deliver audited consolidated financial statements on or before March 31, 2009; and with respect to the Company’s 2008 fiscal year, the Company is required to deliver audited consolidated financial statements on or before June 30, 2009.
Item 1.02 Termination of a Material Definitive Agreement.
On September 29, 2008, the Company entered into a Letter Agreement terminating the Securitization Credit Agreement.
The Company issued a press release on September 30, 2008, disclosing entry into these agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:
Exhibit 10.1 — Amended and Restated Loan and Security Agreement, dated as of September 29, 2008, among the Company, and certain of its subsidiaries, and Wachovia Capital Finance Corporation (Western) and other lenders.
Exhibit 10.2 — Letter Agreement, dated September 29, 2008, terminating the Second Amended and Restated Credit and Security Agreement, dated as of May 14, 2007, as amended, by and between the Company, Bell Microproducts Funding Corporation, Variable Funding Capital Company LLC, Wachovia Bank, National Association, and General Electric Capital Corporation.
Exhibit 99.1 — Press Release issued by Bell Microproducts Inc. on September 30, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.
September 30, 2008	By:	/s/ Andrew S. Hughes
		Name:	Andrew S. Hughes
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Loan and Security Agreement, dated as of September 29, 2008, among the Company, and certain of its subsidiaries, and Wachovia Capital Finance Corporation (Western) and other lenders.

10.2	Letter Agreement, dated September 29, 2008, terminating the Second Amended and Restated Credit and Security Agreement, dated as of May 14, 2007, as amended, by and between the Company, Bell Microproducts Funding Corporation, Variable Funding Capital Company LLC, Wachovia Bank, National Association, and General Electric Capital Corporation.

99.1	Press Release issued by Bell Microproducts Inc. on September 30, 2008.